NEWS FROM LAKELAND FINANCIAL CORPORATION
FOR IMMEDIATE RELEASE

Contact
Lisa M. O'Neill
Executive Vice President and Chief Financial Officer
(574) 267-9125
lisa.oneill@lakecitybank.com

Lakeland Financial Reports Record Performance
Second Quarter Net Income Increases 31%

Warsaw, Indiana (July 25, 2018) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $20.1 million for the three months ended June 30, an increase of 31% versus $15.4 million for the second quarter of 2017. Diluted earnings per share increased 30% to $0.78 for the second quarter of 2018, versus $0.60 for the second quarter of 2017, also representing a record quarter for the company and its shareholders. On a linked quarter basis, net income and diluted earnings per share both increased 10%. Net income increased $1.8 million from $18.3 million in the first quarter ended March 31, 2018 and diluted earnings per share increased from $0.71.

The company further reported record net income of $38.5 million for the six months ended June 30, 2018 versus $29.9 million for the comparable period of 2017, an increase of 29%. Diluted net income per common share was also a record for the period and increased 28% to $1.50 for the six months ended June 30, 2018 versus $1.17 for the comparable period of 2017.

David M. Findlay, President and CEO commented, "The record first half results of 2018 reflect strong core profitability with revenue growth of 13% year over year. This revenue growth was driven by our continued organic loan growth, a healthy increase in client driven noninterest income and an overall expansion of net interest margin."

Highlights for the quarter are noted below.

2nd Quarter 2018 versus 2nd Quarter 2017 highlights:

•	Return on average equity of 16.9% up from 13.8% a year ago
•	Organic average loan growth of $253 million or 7%
•	Average deposit growth of $410 million or 11%
•	Net interest income increase of $3.7 million or 11%
•	Net interest margin increase of 8 basis points to 3.42%
•	Noninterest income increase of $902,000, or 10%
•	Revenue growth of $4.6 million or 11%
•	Tangible common equity[1] increase of $35 million or 8%

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures."

2nd Quarter 2018 versus 1st Quarter 2018 highlights:

•	Return on average equity of 16.9% versus 15.8%
•	Net interest income increase of $1.3 million or 4%
•	Net interest margin increase of 6 basis points to 3.42%
•	Revenue growth of $1.1 million or 2%
•	Noninterest expense decrease of $928,000, or 4%
•	Efficiency ratio of 42.9% versus 46.0%
•	Net recoveries to average loans of (0.04%) compared to net charge offs to average loans of 0.51%
•	Tangible common equity[1] increase of $13 million or 3%

As announced on July 10, 2018, the board of directors approved a cash dividend for the second quarter of $0.26 per share, payable on August 6, 2018, to shareholders of record as of July 25, 2018. The second quarter dividend per share represents an 18% increase over the second quarter dividend of 2017 in the amount of $0.22 per share.

Return on average total equity for the second quarter of 2018 was 16.86%, compared to 13.84% in the second quarter of 2017 and 15.82% in the linked first quarter of 2018. Return on average total equity for the first six months of 2018 was 16.35%, compared to 13.74% in the same period of 2017. Return on average assets for the second quarter of 2018 was 1.70%, compared to 1.40% in the second quarter of 2017 and 1.58% in the linked first quarter of 2018. Return on average assets for the first six months of 2018 was 1.64% compared to 1.38% in the same period of 2017. The company's total capital as a percent of risk-weighted assets was 13.76% at June 30, 2018, compared to 13.30% at June 30, 2017 and 13.41% at March 31, 2018. The company's tangible common equity to tangible assets ratio1 was 10.15% at June 30, 2018, compared to 10.19% at June 30, 2017 and 9.94% at March 31, 2018.

Average total loans for the second quarter of 2018 were $3.84 billion, an increase of $253.0 million, or 7%, versus $3.59 billion for the second quarter 2017. On a linked quarter basis, total average loans grew $47.5 million, or 1%, from $3.79 billion at March 31, 2018. Total loans outstanding grew $281.7 million, or 8%, from $3.58 billion as of June 30, 2017 to $3.86 billion as of June 30, 2018.

Findlay noted, "We continued to experience healthy organic loan growth in the quarter that was consistent with our pipeline expectations. At the same time, we had a significant amount of large loan repayments during the quarter in our commercial portfolio. Unanticipated factors affecting loan repayment activity during the quarter included the sale of client companies and long-term non-bank financing in the agricultural and commercial real estate portfolios. Our pipeline for the third quarter and balance of 2018 remains encouraging."

Average total deposits for the second quarter of 2018 were $4.09 billion, an increase of $409.8 million, or 11%, versus $3.68 billion for the second quarter of 2017. Total deposits grew $319.0 million, or 9%, from $3.62 billion as of June 30, 2017 to $3.93 billion as of June 30, 2018. In addition, total core deposits, which exclude brokered deposits, increased $212.4 million, or 6%, from $3.50 billion at June 30, 2017 to $3.71 billion at June 30, 2018 due to growth in commercial deposits of $128.5 million or 16%, growth in retail deposits of $83.9 million or 6% and no change in public fund deposits.

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures."

The company's net interest margin increased eight basis points to 3.42% for the second quarter of 2018 compared to 3.34% for the second quarter of 2017. On a linked quarter basis, the net interest margin improved by six basis points from 3.36% in the first quarter of 2018. The higher margin in the second quarter of 2018 was due to higher yields on loans, partially offset by a higher cost of funds, which was driven by the Federal Reserve Bank increasing the target Federal Funds Rate in mid-March 2018 and mid-June 2018. Net interest income increased $3.7 million, or 11%, to $37.5 million for the second quarter of 2018, versus $33.8 million in the second quarter of 2017 due to both growth in loans and deposits as well as expanding net interest margin. Net interest income increased by $7.9 million or 12% for the six months ended June 30, 2018 as compared to the first half of 2017 due to both net interest margin expansion and volume growth. The company's net interest margin for the six months ended June 30, 2018 was 3.39% compared to 3.31% in the prior year six month period.

Findlay added, "The increases in short-term interest rates contributed to a strong increase in net interest margin due to our asset sensitive balance sheet as our loans continue to reprice more quickly than deposits. The interest rate environment also provides us with the ability to continue to be aggressive on the deposit pricing front and we are pleased with our overall deposit growth."

The company recorded a provision for loan losses of $1.7 million in the second quarter of 2018 compared to $500,000 for the second quarter 2017 and down from $3.3 million during the linked first quarter of 2018. The company's allowance for loan losses as of June 30, 2018 was $47.7 million compared to $44.6 million as of June 30, 2017 and $45.6 million as of March 31, 2018. The allowance for loan losses represented 1.24% of total loans as of June 30, 2018 versus 1.25% at June 30, 2017 and 1.19% as of March 31, 2018.

Net recoveries for the quarter were $379,000 versus net recoveries of $289,000 in the second quarter of 2017 and net charge offs of $4.8 million during the linked first quarter 2018. Annualized net recoveries to average loans were 0.04% for the second quarter of 2018 compared to net recoveries of 0.03% for the second quarter of 2017 and net charge-offs of 0.51% for the first quarter of 2018. On a year-to-date basis, net charge offs to average loans were 0.23% compared to net recoveries of 0.01% for the first six months of 2017.

Nonperforming assets increased $2.8 million, or 28%, to $12.9 million as of June 30, 2018 versus $10.1 million as of June 30, 2017 due to an increase in nonaccrual loans. On a linked quarter basis, nonperforming assets were $1.7 million higher than the $11.2 million reported as of March 31, 2018 primarily due to placing one commercial relationship in nonaccrual status. The ratio of nonperforming assets to total assets at June 30, 2018 increased to 0.27% from 0.23% at June 30, 2017 and increased from 0.24% at March 31, 2018.

"Overall economic conditions in our Indiana communities remain favorable. As a result, our asset quality concerns remain at very manageable levels and reflect the continued operating performance of our client base. While the agricultural sector will likely continue to face challenges in 2018, we are comfortably managing that exposure," commented Findlay.

The company's noninterest income increased $902,000, or 10%, to $9.7 million for the second quarter of 2018, compared to $8.8 million for the second quarter of 2017. Wealth advisory and brokerage fees increased by 21% compared to the second quarter of 2017 due to continued growth of client relationships. In addition, noninterest income was positively impacted by a 17% increase over the prior year second quarter in fee income from service charges on deposit accounts, primarily due to growth in fees from business accounts. Loan and service fees increased by 28% over the prior year second quarter and mortgage banking income increased by 16% as well.

The company's noninterest income increased 15% to $19.6 million for the six months ended June 30, 2018 compared to $17.1 million in the prior year period. Noninterest income was positively impacted by an 18% increase in wealth advisory and brokerage fees, as well as a 21% increase in loan and service fees, a 16% increase in service charges on deposit accounts and a 33% improvement in mortgage banking income.

The company's noninterest expense increased $922,000, or 5%, to $20.3 million in the second quarter of 2018, compared to $19.4 million in the second quarter of 2017. Salaries and employee benefits increased primarily due to an increase to the company's minimum hiring wage and normal merit increases. Data processing fees increased primarily due to the company's continued investment in technology-based solutions. Corporate and business development expense decreased primarily due to a reduction in contributions as well as lower advertising expenses.

The company's noninterest expense increased by $2.1 million or 5% to $41.5 million in the first six months of 2018 compared to $39.4 million in the prior year period. The increase was driven by salaries and employee benefits, which increased by 5% or $1.1 million, primarily due to an increase to the company's minimum hiring wage, special bonuses paid to non-officer employees, normal merit increases and increased health insurance cost. Data processing fees increased primarily due to the company's continued investment in technology-based solutions. Corporate and business development expense decreased primarily due to a reduction in contributions as well as lower advertising expenses.

The company's efficiency ratio was 42.9% for the second quarter of 2018, compared to 45.4% for the second quarter of 2017 and 46.0% for the linked first quarter of 2018. The company's efficiency ratio was 44.4% for the six months ended June 30, 2018 down from 47.5% in the prior year period due to revenue growth outpacing expense growth.

The effective tax rate for the second quarter 2018 was 20.2%, compared to 32.5% for the second quarter 2017 and reflects the effect of the Tax Cuts and Jobs Act, which lowered the company's federal tax rate to 21% from 35% effective January 1, 2018. The effective tax rate for the six months ended June 30, 2018 was 17.9% compared with 30.2% in the prior year period.

Lakeland Financial Corporation is a $4.8 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank headquartered in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 49 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at lakecitybank.com. The company's common stock is traded on the Nasdaq Global Select Market under "LKFN." In addition to the results presented in accordance with generally accepted accounting principles in the United States, this earnings release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company's financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on "tangible common equity" which is "common stockholders' equity" excluding intangible assets, net of deferred tax and "tangible assets" which is "assets" excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent are included in the attached financial tables where the non-GAAP measures are presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "continue," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company's actual results to differ from those reflected in forward-looking statements, including trade policy and those identified in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
SECOND QUARTER 2018 FINANCIAL HIGHLIGHTS
	Three Months Ended			Six Months Ended
(Unaudited – Dollars in thousands, except per share data)	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
END OF PERIOD BALANCES	2018	2018	2017	2018	2017
Assets	$4,760,869	$4,726,948	$4,392,999	$4,760,869	$4,392,999
Deposits	3,934,953	4,099,488	3,615,939	3,934,953	3,615,939
Brokered Deposits	223,058	227,260	116,435	223,058	116,435
Core Deposits	3,711,895	3,872,228	3,499,504	3,711,895	3,499,504
Loans	3,858,713	3,845,668	3,577,004	3,858,713	3,577,004
Allowance for Loan Losses	47,706	45,627	44,563	47,706	44,563
Total Equity	486,484	473,333	450,460	486,484	450,460
Goodwill net of deferred tax assets	3,793	3,796	3,126	3,793	3,126
Tangible Common Equity (1)	482,691	469,537	447,334	482,691	447,334
AVERAGE BALANCES
Total Assets	$4,739,163	$4,706,726	$4,395,495	$4,723,034	$4,353,056
Earning Assets	4,448,240	4,421,461	4,150,234	4,434,924	4,105,309
Investments	560,484	546,042	531,262	553,303	523,317
Loans	3,839,441	3,791,922	3,586,407	3,815,813	3,547,995
Total Deposits	4,092,145	4,094,917	3,682,348	4,093,523	3,659,885
Interest Bearing Deposits	3,266,808	3,253,309	2,926,086	3,260,095	2,897,540
Interest Bearing Liabilities	3,409,138	3,367,104	3,171,565	3,388,236	3,128,315
Total Equity	479,291	469,998	445,287	474,670	438,627
INCOME STATEMENT DATA
Net Interest Income	$37,533	$36,223	$33,819	$73,756	$65,880
Net Interest Income-Fully Tax Equivalent	37,973	36,632	34,550	74,604	67,281
Provision for Loan Losses	1,700	3,300	500	5,000	700
Noninterest Income	9,693	9,879	8,791	19,572	17,050
Noninterest Expense	20,274	21,202	19,352	41,476	39,400
Net Income	20,142	18,336	15,364	38,478	29,878
PER SHARE DATA
Basic Net Income Per Common Share	$0.80	$0.73	$0.61	$1.52	$1.19
Diluted Net Income Per Common Share	0.78	0.71	0.60	1.50	1.17
Cash Dividends Declared Per Common Share	0.26	0.22	0.22	0.48	0.41
Dividend Payout	33.33%	30.99%	36.67%	32.00%	35.04%
Book Value Per Common Share (equity per share issued)	19.23	18.71	17.88	19.23	17.88
Tangible Book Value Per Common Share (1)	19.08	18.56	17.76	19.08	17.76
Market Value – High	51.15	51.76	48.70	51.76	48.70
Market Value – Low	45.15	45.01	41.38	45.01	39.68
Basic Weighted Average Common Shares Outstanding	25,293,329	25,257,414	25,183,186	25,275,471	25,167,799
Diluted Weighted Average Common Shares Outstanding	25,709,216	25,696,864	25,619,977	25,704,505	25,618,552
KEY RATIOS
Return on Average Assets	1.70%	1.58%	1.40%	1.64%	1.38%
Return on Average Total Equity	16.86	15.82	13.84	16.35	13.74
Average Equity to Average Assets	10.11	9.99	10.13	10.05	10.08
Net Interest Margin	3.42	3.36	3.34	3.39	3.31
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	42.93	45.99	45.42	44.44	47.51
Tier 1 Leverage (2)	11.01	10.77	10.82	11.01	10.82
Tier 1 Risk-Based Capital (2)	12.61	12.30	12.15	12.61	12.15
Common Equity Tier 1 (CET1) (2)	11.88	11.57	11.39	11.88	11.39
Total Capital (2)	13.76	13.41	13.30	13.76	13.30
Tangible Capital (1) (2)	10.15	9.94	10.19	10.15	10.19
ASSET QUALITY
Loans Past Due 30 - 89 Days	$1,612	$2,168	$1,562	$1,612	$1,562
Loans Past Due 90 Days or More	0	26	0	0	0
Non-accrual Loans	12,773	11,002	9,884	12,773	9,884
Nonperforming Loans (includes nonperforming TDR's)	12,773	11,028	9,884	12,773	9,884
Other Real Estate Owned	10	10	194	10	194
Other Nonperforming Assets	108	114	0	108	0
Total Nonperforming Assets	12,891	11,151	10,078	12,891	10,078
Performing Troubled Debt Restructurings	3,402	4,085	8,425	3,402	8,425
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	7,666	7,945	6,852	7,666	6,852
Total Troubled Debt Restructurings	11,068	12,029	15,277	11,068	15,277
Impaired Loans	16,931	15,824	19,580	16,931	19,580
Non-Impaired Watch List Loans	196,880	166,205	133,526	196,880	133,526
Total Impaired and Watch List Loans	213,811	182,029	153,109	213,811	153,109
Gross Charge Offs	128	4,977	261	5,105	764
Recoveries	507	183	550	690	909
Net Charge Offs/(Recoveries)	(379)	4,794	(289)	4,415	(145)
Net Charge Offs/(Recoveries) to Average Loans	(0.04)%	0.51%	(0.03)%	0.23%	(0.01)%
Loan Loss Reserve to Loans	1.24%	1.19%	1.25%	1.24%	1.25%
Loan Loss Reserve to Nonperforming Loans	373.49%	413.75%	450.75%	373.49%	450.75%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	294.94%	301.92%	243.37%	294.94%	243.37%
Nonperforming Loans to Loans	0.33%	0.29%	0.28%	0.33%	0.28%
Nonperforming Assets to Assets	0.27%	0.24%	0.23%	0.27%	0.23%
Total Impaired and Watch List Loans to Total Loans	5.54%	4.73%	4.28%	5.54%	4.28%
OTHER DATA
Full Time Equivalent Employees	553	539	540	553	540
Offices	49	49	49	49	49

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Financial Measures"
(2) Capital ratios for June 30, 2018 are preliminary until the Call Report is filed.

CONSOLIDATED BALANCE SHEETS (in thousands except share data)
	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Cash and due from banks	$147,439	$140,402
Short-term investments	32,786	35,778
Total cash and cash equivalents	180,225	176,180

Securities available for sale (carried at fair value)	563,227	538,493
Real estate mortgage loans held for sale	6,097	3,346

Loans, net of allowance for loan losses of $47,706 and $47,121	3,811,007	3,771,338

Land, premises and equipment, net	57,242	56,466
Bank owned life insurance	76,501	75,879
Federal Reserve and Federal Home Loan Bank stock	13,772	13,772
Accrued interest receivable	15,223	14,093
Goodwill	4,970	4,970
Other assets	32,605	28,439
Total assets	$4,760,869	$4,682,976

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$839,784	$885,622
Interest bearing deposits	3,095,169	3,123,033
Total deposits	3,934,953	4,008,655

Borrowings
Securities sold under agreements to repurchase	106,239	70,652
Federal Home Loan Bank advances	175,000	80,030
Subordinated debentures	30,928	30,928
Total borrowings	312,167	181,610

Accrued interest payable	7,328	6,311
Other liabilities	19,937	17,733
Total liabilities	4,274,385	4,214,309

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
25,294,582 shares issued and 25,126,537 outstanding as of June 30, 2018
25,194,903 shares issued and 25,025,933 outstanding as of December 31, 2017	109,223	108,862
Retained earnings	390,404	363,794
Accumulated other comprehensive income/(loss)	(9,710)	(670)
Treasury stock, at cost (2018 - 168,045 shares, 2017 - 168,970 shares)	(3,522)	(3,408)
Total stockholders' equity	486,395	468,578
Noncontrolling interest	89	89
Total equity	486,484	468,667
Total liabilities and equity	$4,760,869	$4,682,976

CONSOLIDATED STATEMENTS OF INCOME (unaudited - in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
NET INTEREST INCOME
Interest and fees on loans
Taxable	$44,439	$36,967	$86,233	$71,414
Tax exempt	202	162	419	312
Interest and dividends on securities
Taxable	2,492	2,364	4,926	4,684
Tax exempt	1,466	1,274	2,797	2,436
Other interest income	196	54	488	102
Total interest income	48,795	40,821	94,863	78,948

Interest on deposits	10,648	6,243	20,015	11,685
Interest on borrowings
Short-term	195	431	306	741
Long-term	419	328	786	642
Total interest expense	11,262	7,002	21,107	13,068

NET INTEREST INCOME	37,533	33,819	73,756	65,880

Provision for loan losses	1,700	500	5,000	700

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	35,833	33,319	68,756	65,180

NONINTEREST INCOME
Wealth advisory fees	1,544	1,284	3,049	2,534
Investment brokerage fees	377	299	667	620
Service charges on deposit accounts	3,800	3,253	7,428	6,396
Loan and service fees	2,421	1,897	4,598	3,790
Merchant card fee income	549	570	1,191	1,108
Bank owned life insurance income	348	402	711	873
Other income	216	659	1,255	1,168
Mortgage banking income	438	378	679	509
Net securities gains/(losses)	0	49	(6)	52
Total noninterest income	9,693	8,791	19,572	17,050

NONINTEREST EXPENSE
Salaries and employee benefits	11,493	11,014	23,512	22,384
Net occupancy expense	1,237	1,154	2,663	2,274
Equipment costs	1,250	1,156	2,524	2,231
Data processing fees and supplies	2,290	1,974	4,803	3,990
Corporate and business development	1,046	1,196	2,179	2,698
FDIC insurance and other regulatory fees	409	419	870	853
Professional fees	910	801	1,782	1,755
Other expense	1,639	1,638	3,143	3,215
Total noninterest expense	20,274	19,352	41,476	39,400

INCOME BEFORE INCOME TAX EXPENSE	25,252	22,758	46,852	42,830
Income tax expense	5,110	7,394	8,374	12,952
NET INCOME	$20,142	$15,364	$38,478	$29,878

BASIC WEIGHTED AVERAGE COMMON SHARES	25,293,329	25,183,186	25,275,471	25,167,799
BASIC EARNINGS PER COMMON SHARE	$0.80	$0.61	$1.52	$1.19
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,709,216	25,619,977	25,704,505	25,618,552
DILUTED EARNINGS PER COMMON SHARE	$0.78	$0.60	$1.50	$1.17

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
SECOND QUARTER 2018
(unaudited in thousands)

	June 30,		March 31,		December 31,		June 30,
	2018		2018		2017		2017
Commercial and industrial loans:
Working capital lines of credit loans	$780,910	20.2%	$778,779	20.2%	$743,609	19.4%	$717,875	20.0%
Non-working capital loans	691,118	17.9	706,228	18.4	675,072	17.7	646,517	18.1
Total commercial and industrial loans	1,472,028	38.1	1,485,007	38.6	1,418,681	37.1	1,364,392	38.1

Commercial real estate and multi-family residential loans:
Construction and land development loans	200,438	5.2	237,887	6.2	224,474	5.9	209,772	5.8
Owner occupied loans	569,453	14.8	543,192	14.1	538,603	14.1	511,425	14.3
Nonowner occupied loans	518,840	13.4	507,041	13.2	508,121	13.3	450,907	12.6
Multifamily loans	221,579	5.7	193,956	5.0	173,715	4.5	170,902	4.8
Total commercial real estate and multi-family residential loans	1,510,310	39.1	1,482,076	38.5	1,444,913	37.8	1,343,006	37.5

Agri-business and agricultural loans:
Loans secured by farmland	148,396	3.9	145,363	3.8	186,437	4.9	156,053	4.4
Loans for agricultural production	155,826	4.0	171,607	4.5	196,404	5.1	175,334	4.9
Total agri-business and agricultural loans	304,222	7.9	316,970	8.3	382,841	10.0	331,387	9.3

Other commercial loans	120,541	3.1	116,657	3.0	124,076	3.3	116,651	3.3
Total commercial loans	3,407,101	88.2	3,400,710	88.4	3,370,511	88.2	3,155,436	88.2

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	180,099	4.7	180,542	4.7	179,302	4.7	171,495	4.8
Open end and junior lien loans	179,622	4.7	179,065	4.7	181,865	4.8	172,530	4.8
Residential construction and land development loans	13,226	0.3	13,342	0.3	13,478	0.3	10,118	0.3
Total consumer 1-4 family mortgage loans	372,947	9.7	372,949	9.7	374,645	9.8	354,143	9.9

Other consumer loans	80,097	2.1	73,277	1.9	74,369	2.0	68,646	1.9
Total consumer loans	453,044	11.8	446,226	11.6	449,014	11.8	422,789	11.8
Subtotal	3,860,145	100.0%	3,846,936	100.0%	3,819,525	100.0%	3,578,225	100.0%
Less: Allowance for loan losses	(47,706)		(45,627)		(47,121)		(44,563)
Net deferred loan fees	(1,432)		(1,268)		(1,066)		(1,221)
Loans, net	$3,811,007		$3,800,041		$3,771,338		$3,532,441

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
SECOND QUARTER 2018
(unaudited in thousands)

	June 30,		March 31,		December 31,		June 30,
	2018		2018		2017		2017
Non-interest bearing demand deposits	$839,784		$858,950		$885,622		$762,965
Savings and transaction accounts:
Savings deposits	255,594		272,472		263,570		275,151
Interest bearing demand deposits	1,422,840		1,491,220		1,446,880		1,322,847
Time deposits:
Deposits of $100,000 or more	1,149,197		1,216,802		1,161,365		1,015,741
Other time deposits	267,538		260,044		251,218		239,235
Total deposits	$3,934,953		$4,099,488		$4,008,655		$3,615,939
FHLB advances and other borrowings	312,167		125,644		181,610		275,188
Total funding sources	$4,247,120		$4,225,132		$4,190,265		$3,891,127

LAKELAND FINANCIAL CORPORATION
AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,816,879	$44,439	4.67%	$3,767,300	$41,794	4.50%	$3,566,504	$36,967	4.16%
Tax exempt (1)	22,562	253	4.50	24,622	272	4.48	19,903	240	4.82
Investments: (1)
Available for sale	560,484	4,347	3.11	546,042	4,119	3.06	531,262	4,291	3.24
Short-term investments	4,079	11	1.08	4,579	9	0.80	6,124	8	0.52
Interest bearing deposits	44,236	185	1.68	78,918	283	1.45	26,441	46	0.70
Total earning assets	$4,448,240	$49,235	4.44%	$4,421,461	$46,477	4.26%	$4,150,234	$41,552	4.02%
Less: Allowance for loan losses	(46,494)			(47,189)			(44,090)
Nonearning Assets
Cash and due from banks	139,677			137,738			101,446
Premises and equipment	56,093			56,192			54,341
Other nonearning assets	141,647			138,524			133,564
Total assets	$4,739,163			$4,706,726			$4,395,495

Interest Bearing Liabilities
Savings deposits	$259,989	$86	0.13%	$268,091	$89	0.13%	$274,645	$105	0.15%
Interest bearing checking accounts	1,528,733	4,412	1.16	1,491,820	3,575	0.97	1,403,560	2,387	0.68
Time deposits:
In denominations under $100,000	264,294	946	1.44	255,209	848	1.35	237,917	700	1.18
In denominations over $100,000	1,213,792	5,204	1.72	1,238,189	4,855	1.59	1,009,964	3,051	1.21
Miscellaneous short-term borrowings	111,402	195	0.70	82,862	111	0.54	214,520	431	0.81
Long-term borrowings and
subordinated debentures	30,928	419	5.43	30,933	367	4.81	30,959	328	4.25
Total interest bearing liabilities	$3,409,138	$11,262	1.33%	$3,367,104	$9,845	1.19%	$3,171,565	$7,002	0.89%
Noninterest Bearing Liabilities
Demand deposits	825,337			841,608			756,262
Other liabilities	25,397			28,016			22,381
Stockholders' Equity	479,291			469,998			445,287
Total liabilities and stockholders' equity	$4,739,163			$4,706,726			$4,395,495

Interest Margin Recap
Interest income/average earning assets		49,235	4.44		46,477	4.26		41,552	4.02
Interest expense/average earning assets		11,262	1.02		9,845	0.90		7,002	0.68
Net interest income and margin		$37,973	3.42%		$36,632	3.36%		$34,550	3.34%

(1)
Tax exempt income was converted to a fully taxable equivalent basis at a 21 percent tax rate for 2018 and a 35 percent tax rate for 2017. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") adjustment applicable to nondeductible interest expenses.  Taxable equivalent basis adjustments were $440,000, $409,000 and $731,000 in the three-month periods ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2018 and 2017, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.

(1) Reconciliation of Non-GAAP Financial Measures

Tangible common equity, tangible assets, tangible book value per share and the tangible common equity to tangible assets ratio are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders' equity, net of deferred tax. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets, net of deferred tax. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.  Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the company's value including only earning assets as meaningful to an understanding of the company's financial information.

A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2018	2018	2017	2018	2017
Total Equity	$ 486,484	$ 473,333	$ 450,460	$ 486,484	$ 450,460
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,177	1,174	1,844	1,177	1,844
Tangible Common Equity	482,691	469,537	447,334	482,691	447,334

Assets	$ 4,760,869	$ 4,726,948	$ 4,392,999	$ 4,760,869	$ 4,392,999
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,177	1,174	1,844	1,177	1,844
Tangible Assets	4,757,076	4,723,152	4,389,873	4,757,076	4,389,873

Ending common shares issued	25,294,582	25,291,582	25,185,619	25,294,582	25,185,619

Tangible Book Value Per Common Share	$ 19.08	$ 18.56	$ 17.76	$ 19.08	$ 17.76

Tangible Common Equity/Tangible Assets	10.15%	9.94%	10.19%	10.15%	10.19%

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